EXHIBIT 10(x)

AGREEMENT made this ____ day of ____________, 1996 by and between THERMO-MIZER ENVIRONMENTAL CORP., having its principal place of business at 528 Oritan Avenue, Ridgefield, New Jersey 07657 ("THERMO") and AMERICAN PROCESS CONTROL, INC. having its principal place of business at 6 Woodstone Road, Chester, New Jersey 07930-2731 ("APC");


                                  WITNESSETH:

         WHEREAS, Thermo desires to have APC develop a working temperature-activated steam trap alarm device (the "Product"), and APC desires to obtain a loan from Thermo for $93,750.00 to fund development of the Product.


         NOW, THEREFORE, the parties hereto agree as follows:

1.  Loan
    ----

     a. Simultaneously with the execution of this Agreement, Thermo hereby loans to APC the sum of Ninety-Three Thousand, Seven Hundred Fifty Dollars ($93,750.00)(herein after the "Loan"). The principal amount of the loan shall be due and payable on December 15, 1996, but shall not bear interest or require any other payment by APC except pursuant to Section 5..

     b. APC will have the right to extend the maturity date of the Loan and the date of development and delivery of the Product, for not more than three periods, each of thirty days in length, provided that (i) APC is diligently proceeding to satisfy its obligations to develop and deliver the Product, and
(ii) APC represents in writing to Thermo that it reasonably believes that development and delivery of the Product can be accomplished within the then-remaining extension period or periods.

2.  Security
    --------

          APC hereby grants Thermo a first priority security interest in all APC's assets, including, but not limited to all patents, patent applications, trademarks, copyrights, trade secrets, firmware and software, and other proprietary information and intellectual property relating to the Product ("Collateral"). The Loan will be secured by the Collateral and shall be repayable by APC only. In no event shall any of the shareholders, officers or directors of APC have any personal liability or obligation for the repayment of the Loan and the Loan shall be non-recourse with respect to such shareholders, officers and directors.

          Contemporaneously herewith, a financing statement on form U.C.C.1 has been executed by APC regarding the Collateral. In the event that APC fails to deliver the Product in accordance with







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Section 5, APC shall be responsible for all costs incurred by Thermo in connection with obtaining payment of the Loan.

3.  Use of Proceeds
    ---------------

          The proceeds of the loan may only be used by APC, as necessary, to fund development of the Product.

4.  Options
    -------

          a. APC hereby grants Thermo an option (the "Option") to purchase shares of common stock representing 45% of the issued and outstanding shares of capital stock of APC at the time Thermo exercises such option.

          b. In the event APC issues any additional shares of capital stock after exercise of the Option, APC shall issue to Thermo a number of shares of capital stock equal to 45% of such additional shares of capital stock for no additional consideration. In the event that APC, either before or after the exercise of the Option, issues any security hat can be convertible into shares of capital shock or any options, warrants or other security exercisable for shares of capital stock, then, upon the conversion of such convertible securities or upon the exercise of the options, warrants or other securities, then APC shall issue to Thermo, for no additional consideration, a number of shares of capital stock equal to 45% of the shares of capital stock so issued upon such exercise or conversion so that the stock held by Thermo shall equal 45% of all issued and outstanding shares of capital stock.
 .
          c. Should a public offering of warrants to purchase shares of capital stock be made by APC, APC will issue to Thermo, for no additional consideration, a number of warrants equal to 10% of the warrants registered at the time of the initial public offering. APC agrees to register such warrants issued to Thermo in the initial public offering and these warrants will be immediately tradable in the open market without restriction. In the event that no warrants are registered in the initial public offering, then as an alternative to the issuance of the warrants to Thermo, 10% of the shares of Common Stock owned by Thermo will be registered and tradable at the initial offering . Thermo's warrants or shares to be included in the initial public offering at APC's expense are hereinafter referred to as the "Registered Securities.".

          d. If the managing underwriter in such initial public offering shall advise APC that it declines to include a portion or all of the Registered Securities requested by Thermo or its Permitted Assignee (collectively, the "Holders") to be included in the registration statement, then (A) registration of all of the Registered Securities shall be excluded from such registration statement on the condition that all securities to be registered by other selling security holders, if any, are also excluded and (B) registration of a portion of such Registered Securities shall be excluded if, such portion is allocated among the Holders and any other selling security holders in proportion to the respective numbers of securities to be registered by each such Holder and other selling security
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holder. In such event, APC shall give the Holder prompt notice of the number of
Registered Securities excluded and agrees to register such Registered Securities within six (6) months of the effective date of the Registered Securities. "Permitted Assignee" shall mean an "affiliate" of Thermo as defined in Rule 144 of the Securities Act of 1933 (the "Act") or any other transferee pursuant to a transfer made in compliance with applicable state and federal securities laws.

          g.  Indemnification will be furnished as follows:

     (1) APC will indemnify Thermo and any Permitted Assignees whose securities are included in any registration , if any, and each person who controls any underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that APC will be not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon information furnished to APC by Thermo or any Permitted Assignee whose Registered Securities are included in such registration or by any underwriter specifically for use herein.

          (2) Thermo and each Permitted Assignee will, if securities held by them are included in the securities as to which such registration is being effected, indemnify APC, each of its directors, and officers and counsel and each underwriter, if any, of APC's securities covered by the registration statement, each person who controls APC or such underwriter within the meaning of the Exchange Act and the Act and the rules and regulations thereunder, each other stockholder participating in such distribution and each of their officers, directors and partners, and each person controlling such other stockholder, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein in order to make the statements therein not misleading in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such document in reliance upon and in conformity with information furnished to APC by the undersigned and each Permitted Assignee, provided, however, that the obligations of Thermo and each Permitted Assignee hereunder shall be limited to an amount equal to the proceeds received by Thermo or each Permitted Assignee, as the case may be, of securities sold as contemplated herein.

          (3) Each party entitled to indemnification under this agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified
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Party (whose approval shall not be unreasonably withheld), and the Indemnified
Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and any litigation resulting therefrom.

              h. Thermo shall furnish to APC such information regarding Thermo and any information relating to the registration of any of the APC's securities owned by Thermo proposed to be registered as APC may reasonably request in writing and as shall be reasonably required in connection with any registration.


5.  Delivery of Product
    -------------------

          a. APC will complete development of the Product satisfactory to Thermo, as and to the extent described in Exhibit A thereto, and deliver a minimum of ten working units of the Product, not later than December 15, 1996, subject to extension in accordance with Section 1(a). Exhibit A hereto sets forth specifications regarding the Product and an anticipated, but not mandatory, interim schedule of tasks leading to delivery of the Product.

          b.Upon delivery of the Product, and in its sole right for repayment of the loan, Thermo, will have the right to exercise the option described in paragraph 4(a), which exercise will be in full satisfaction of the loan. The loan shall not bear interest or require any other payment by APC prior to December 15, 1996 (or as such date may be extended as per paragraph 1c).

          c.If APC fails to deliver the Product as specified in Section 5(a), Thermo may seek recovery of all amounts due from APC. The parties acknowledge that in the event of such failure by APC, Thermo may assume ownership of the Collateral set forth in Section 2 and have no further obligation to APC and APC shall have no right to the manufacture or distribution of the Product.

6.  Management/Shareholders
    -----------------------

          a.APC, Thermo and the shareholders of APC executing this Agreement acknowledge and agree that the Board of Directors of APC shall consist of seven directors, whose members shall include five nominees of Brock, Shipman and Truesdell, as they may agree among themselves and two nominees of Thermo. Thermo and each such shareholder agree that at the next annual meeting of the Shareholders, and thereafter for so long as he owns shares in APC, he shall vote all of his shares for a Board of Directors to include the respective nominees of Thermo and Brock, Shipman and Truesdell. All members of the Board of Directors of APC will sign confidentiality and non-compete agreements for the benefit of APC.



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          b.Brock and Shipman, respectively, will be the initial President and
Chief Executive Officer, respectively, of APC.

7.   Representations and Warranties of APC
     -------------------------------------

          a.  APC represents, warrants and covenants that

              (1) APC has the right and authority to enter into this Agreement and that this Agreement constitutes a valid and binding obligation, enforceable in accordance with its terms.

              (2)APC has ___ shares of common stock issued and outstanding and there are no other shares of capital stock, or any options, warrants or rights to purchase any shares of capital stock, or any securities convertible into shares of capital stock issued and outstanding.

              (3) APC possesses good and valid title to the Collateral, free of any liens, encumbrances and claims whatsoever, The security interest granted to Thermo constitutes a first priority security interest to the Collateral. In the event that the Collateral is transferred to Thermo, APC will provide any necessary documentation requested by the Commissioner of Patents and Trademarks or any other office or agency in order to effectuate such transfer.

              (4) The sale of the Products by Thermo will not violate any law or infringe upon or violate the rights of any party and that the patents with respect to the Product have been validly issued and have not been challenged, and have no adverse claims asserted against them.

          b. APC shall defend, indemnify and hold harmless Thermo from and against any and all claims incurred by Thermo by reason of any claim of infringement or violation of patent(s), know-how or other proprietary rights which may be asserted by any third party, because of the sale by Thermo of the Products.


8.   Representations of Thermo
     -------------------------

     . Thermo represents and warrants that it has the right and authority to enter into this Agreement and that this agreement constitutes a valid and binding obligation enforceable in accordance with its terms.



9.  Marketing Requirements
    ----------------------

              After delivery of the Product to Thermo in accordance with
Section 5(a), APC will have the right to grant exclusive territories to third parties for the sale and/or marketing of the Product (such exclusive territories may include all uses and markets therein, or only specified uses and

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markets).


              Notwithstanding the right of APC to grant exclusive licenses to particular territories, APC grants Thermo a perpetual, non-exclusive, royalty-free license to market and sell the Product anywhere in the continental United States, for any use or purpose, and a perpetual exclusive, royalty-free license to market and sell the Product in the continental United States with respect to the Heating, Ventilation and Air Conditioning ("HVAC") market.

 . Thermo will provide APC with reasonable support for the sale of the Product to the HVAC market, such support to include advertising, repairs and servicing of the Product , unless such repairs are required as the result of a manufacturing defect. The provision of advertising, repairs and servicing by Thermo shall be in accordance with Thermo's prevailing terms for providing repairs and servicing of its products and the form and amount of advertising shall be determined by Thermo.


          Thermo will purchase all Product sold by Thermo exclusively from APC, at a price equal to 120 percent of APC's full manufacturing cost of the Product and otherwise in accordance with APC's prevailing sales terms., provided that the terms to Thermo, including the price of the Product, shall be no less favorable to Thermo than to any other customer. The purchase price to be paid by Thermo shall be 120% of the full manufacturing cost of APC as determined in accordance with GAAP and shall consist of APC's direct costs in connection with the manufacture of the Product without allowance for executive salaries and general overhead. . Thermo will not utilize such reduced prices to sell the Product significantly below prevailing sales prices on the Product for similar uses.
 .

10.   Manufacture
     ------------

     APC retains the exclusive right to manufacture the Product.

11.  Binding Effect
     --------------

          This Agreement, and all of the terms and conditions herein contained, shall be binding upon and inure to the benefit of the parties hereto, and their heirs, executors, successors and permitted assigns. This agreement may not be assigned by any party hereto without the consent of the other parties.

10.  Invalid Provision
     -----------------

          The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.


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11.  Notices.
     -------

           All notices to be given or payments made hereunder shall be in writing and sent by hand, overnight courier service or by registered or certified mail, postage prepaid, addressed to the respective parties at the addresses set forth above. All notices shall be effective upon receipt.

12.  Further Action
     --------------

          Each of the parties hereto agrees to execute and deliver any and all documents or other instruments and shall do or cause to be done all such acts or things, at any time and from time to time, and as may be reasonably necessary or proper to carry out the intent and purpose of this Agreement.

13.  MISCELLANEOUS PROVISIONS
     ------------------------

     (a) Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of New Jersey applicable to agreements made and to be performed entirely within such State.

     (b) Entire Agreement; Amendments and Waivers. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreement. This Agreement may not be altered or amended except by an agreement in writing executed by APC and Thermo, and, with respect to Section 6, the other parties hereto.

          IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.


                            Thermo-Mizer Environmental Corp.

                            By:___________________________


                            American Process Control, Inc.

                            By:___________________________
                               Shareholders of American Process Control
                               As to Section 6

                                __________________________
                                          Edward Brock

                                __________________________


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                                          Doug Shipman

                                 ------------------------------------
                                          Miles Truesdell

















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